UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2009

TTC Technology Corp.
(Exact name of registration as specified in its charter)

British Columbia, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5781 Lee Blvd., Suite 208, Box 243 Lehigh Acres, FL	33971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 691-1873

SmarTire Systems Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Results of Annual and Special Meeting

On August 11, 2009, TTC Technology Corp. (the “Company”), formerly known as SmarTire Systems, Inc., held an annual and special meeting of shareholders (the “Meeting”).  The Company’s shareholders were asked to vote on the following proposals:

1.
To consider and, if deemed advisable, pass a special resolution to ratify the sale of the Company’s Tire Pressure Monitoring business, along with substantially all of its assets, pursuant to an Asset Purchase Agreement entered into between the Company and Bendix CVS Canada Inc. on December 4, 2008 (the “Asset Purchase Agreement”);

2.
To consider and, if deemed advisable, pass a special resolution to change the name of the Company from Smartire Systems Inc. to TTC Technology Corp., or such other name as the directors of the Company may determine pursuant to the Asset Purchase Agreement;

3.	To set the number of directors at three (3);

4.	To elect directors to hold office until the next annual meeting or until their successors are elected or appointed;

5.
To appoint BDO Dunwoody LLP, Chartered Accountants, as the auditors of the Company for the fiscal year ending July 31, 2009 and to authorize the directors of  the Company to fix the remuneration to be paid to the auditors.

The voting results on the above proposals were as follows:

	For	Against	Withheld	Result
Proposal 1 - Asset Sale	13,905,107,822	291,519,861	12,227,785	Passed
Proposal 2 - Name Change	16,406,697,679	737,259,259	178,301,217	Passed
Proposal 3 - Number of Directors	16,384,012,044	785,671,462	152,574,649	Passed
Proposal 4 - Election of Directors
- David Warkentin	16,212,203,508	782,066,338	327,988,309	Passed
- George O'Leary	16,199,389,047	803,294,197	319,574,910	Passed
Proposal 5 - Appointment of Auditors	16,332,029,260	885,032,038	105,196,857	Passed

Name Change

As a result of the ratification of Proposal 2 at the Meeting, the Company formally changed its name from as SmarTire Systems, Inc. to TTC Technology Corp. on August 13, 2009.

Release of Funds from Escrow

On December 11, 2008, the Company completed the sale of substantially all of its business and assets, and certain of its liabilities to Bendix CVS Canada, Inc. and Bendix Commercial Vehicle Systems LLC (collectively, the “Buyer”).

On December 4, 2008, the Company and the Buyer had executed the Asset Purchase Agreement with respect to the asset sale.  The sale price was USD $2,500,000 cash at closing, plus an earn-out on future sales over a five year period following the closing, with minimum earn-out of USD $500,000.

Pursuant to the terms of the Asset Purchase Agreement, the cash payable from the Buyers at closing in the amount of US $2,500,000 was to be held in escrow until such time as the shareholders of the Company ratified the asset sale.  As a result of the ratification of Proposal 1 at the Meeting, the funds were released from escrow on August 12, 2009.  All proceeds were paid to the Company’s secured creditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTIRE SYSTEMS INC.

Date: August 19, 2009	By:	/s/ David Dodge
David Dodge
Interim Chief Financial Officer